SUPPLEMENT
(to Prospectus Supplement dated May 30, 2007 to Prospectus dated March 20, 2007)

$1,126,898,200
(Approximate)

Bear Stearns ARM Trust 2007-4
Issuing Entity

EMC Mortgage Corporation
Sponsor and Master Servicer

Wells Fargo Bank, N.A.
Securities Administrator

Structured Asset Mortgage Investments II Inc.
Depositor

Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2007-4

 Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated May 30, 2007.

Unless otherwise indicated in this supplement to the prospectus supplement or the prospectus supplement, any references to the mortgage loans in the aggregate, the Group II mortgage loans, the Group II-1 mortgage loans and the Group II-2 mortgage loans, refer to the initial mortgage loans and the subsequent mortgage loans included in Loan Group II, Loan Group II-1 and Loan Group II-2, respectively, as of the cut-off date.

The section entitled “Summary of Prospectus Supplement— The Originators” beginning on page S-6 of the prospectus supplement shall be replaced in its entirety with the following:

The Originators

Approximately 78.76% and 100.00% of the group I-1 mortgage loans and group I-2 mortgage loans, respectively, and approximately 85.33% of the group I mortgage loans in the aggregate, were originated by Wells Fargo Bank, N.A. Approximately 21.24% of the group I-1 mortgage loans, and approximately 14.67% of the group I mortgage loans in the aggregate, were originated by GreenPoint Mortgage Funding, Inc. Approximately 93.66% and 100.00% of the initial group II-1 mortgage loans and initial group II-2 mortgage loans, respectively, and approximately 97.97% of the initial group II mortgage loans in the aggregate, were originated by Countrywide Home Loans, Inc. The remainder of the initial mortgage loans were originated by various originators, none of which have originated more than 10% of the initial mortgage loans in the aggregate.

The section entitled “Summary of Prospectus Supplement— Mortgage Loans” beginning on page S-6 of the prospectus supplement shall be replaced in its entirety with the following:

The Mortgage Loans

The mortgage loans in loan group I will contain approximately 992 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units. Such mortgage loans are referred to in this prospectus supplement as the group I mortgage loans.

The group I mortgage loans have an aggregate principal balance of approximately $389,838,258 as of the cut-off date.

The mortgage loans in loan group II will initially contain approximately 874 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.  Such mortgage loans are referred to in this prospectus supplement as the initial group II mortgage loans.  Such mortgage loans, together with the subsequent mortgage loans (as herein defined) are referred to in this prospectus supplement as the group II mortgage loans.

The initial mortgage loans in loan group II will initially have an aggregate principal balance of approximately $572,407,159 as of the cut-off date.

Approximately $174,595,023 of mortgage loans in loan group II are expected to be transferred to the issuing entity within sixty days of the closing date. Such mortgage loans are referred to in this prospectus supplement as the subsequent mortgage loans. The subsequent mortgage loans will be the mortgage loans purchased with amounts on deposit in the group II pre-funding account described in this prospectus supplement and deposited into the issuing entity no later than July 30, 2007.

After an initial fixed-rate period of five, seven or ten years, the interest rate on each mortgage loan will be adjusted annually based on One-Year LIBOR or One-Year Treasury or semi-annually based on Six-Month LIBOR, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this prospectus supplement. The related index is as described under “The Mortgage Pool—Indices on the Mortgage Loans” in this prospectus supplement.

The mortgage loans have been divided into two loan groups, designated as loan group I and loan group II, as more fully described below and in Schedule A to this prospectus supplement.

The mortgage loans in loan group I, referred to in this prospectus supplement as the group I mortgage loans, have been further divided into two loan groups, designated as loan group I-1 and loan group I-2.  The mortgage loans in loan group I-1 are referred to in this prospectus supplement as the group I-1 mortgage loans and the mortgage loans in loan group I-2 are referred to in this prospectus supplement as the group I-2 mortgage loans.

The mortgage loans in loan group II, referred to in this prospectus supplement as the group II mortgage loans, have been further divided into two loan groups, designated as loan group II-1 and loan group II-2.  The mortgage loans in loan group II-1 are referred to in this prospectus supplement as the group II-1 mortgage loans and the mortgage loans in loan group II-2 are referred to in this prospectus supplement as the group II-2 mortgage loans.

Unless otherwise indicated in this prospectus supplement, all percentages with respect to the mortgage loans in the aggregate, the group II mortgage loans, the group II-1 mortgage loans and the group II-2 mortgage loans, refer to the initial mortgage loans and the subsequent mortgage loans included in loan group II, loan group II-1 and loan group II-2, respectively, as of the cut-off date.

The group I-1, group I-2, group II-1 and group II-2 senior certificates will be entitled to receive distributions solely with respect to the group I-1, group I-2, group II-1 and group II-2 mortgage loans, respectively, except under the limited circumstances described in this prospectus supplement.  The group I subordinate certificates and group II subordinate certificates will be entitled to receive distributions solely with respect to the group I mortgage loans and group II mortgage loans, respectively.

Approximately 88.41% and 89.71% of the group I-1 mortgage loans and group I-2 mortgage loans, respectively, and approximately 88.81% of the group I mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years. Approximately 93.33% and 92.91% of the initial group II-1 mortgage loans and initial group II-2 mortgage loans, respectively, and approximately 93.05% of the initial group II mortgage in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from seven to ten years.

On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the group II pre-funding account, an amount equal to approximately $174,595,023. The group II pre-funding account will be maintained by the securities administrator.

From the closing date up to and including July 30, 2007, referred to in this prospectus supplement as the group II pre-funding period, the depositor may sell and the securities administrator, on behalf of the issuing entity, will be obligated to purchase from funds on deposit in the group II pre-funding account, subsequent mortgage loans to be included in loan group II, provided that such subsequent mortgage loans satisfy the requirements described in “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans, the Group II Pre-Funding Account and the Group II Interest Coverage Account” in this prospectus supplement.

On the closing date, the depositor will pay to the securities administrator, on behalf of the issuing entity, an amount equal to the difference between:

•	the sum of the aggregate initial certificate principal balance of the group II certificates, and

•	the aggregate scheduled principal balance of the initial mortgage loans in loan group II as of the cut-off date,

which will be held by the securities administrator, on behalf of the issuing entity, in the group II pre-funding account.  The amount on deposit in the group II pre-funding account will be reduced by the amount thereof used to purchase the subsequent mortgage loans during the group II pre-funding period. Any amounts remaining in the group II pre-funding account after July 30, 2007, will be distributed to the certificates in accordance with “Description of the Certificates—Distributions on the Group II Certificates” in this prospectus supplement on the distribution date immediately following the termination of the group II pre-funding period.

On the closing date, the depositor will pay to the securities administrator for deposit in an account, referred to in this prospectus supplement as the group II interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans in loan group II. Any amounts remaining in the interest coverage account after July 30, 2007 will be distributed on the next distribution date to the depositor or its designee.

The Group I Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans:	992
Aggregate scheduled principal
balance:	$389,838,258
Range of scheduled
principal balances:	$31,400 to $3,640,000
Average scheduled
principal balance:	$392,982
Range of mortgage rates:	4.875% to 8.250%
Weighted average mortgage rate:	6.535%
Range of remaining term to stated
maturity (months):	347 to 359
Weighted average remaining term
to stated maturity (months):	358
Weighted average loan-to-value
ratio at origination:	72.09%
Weighted average gross margin:	2.616%
Weighted average rate cap at first
rate adjustment date:	5.005%
Weighted average periodic rate cap:	1.848%
Weighted average maximum lifetime
mortgage rate:	11.687%
Weighted average months to first
rate adjustment date (months):	76
Loan Index Type:
1 Year LIBOR	25.93%
6-Month LIBOR	15.41%
1 Year Treasury	58.66%

The Group I-1 Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I-1 as of the cut-off date:

Number of mortgage loans:	670
Aggregate scheduled principal
balance:	$269,339,976
Range of scheduled
principal balances:	$46,872 to $2,464,000
Average scheduled
principal balance:	$402,000
Range of mortgage rates:	4.875% to 8.250%
Weighted average mortgage rate:	6.473%
Range of remaining term to stated
maturity (months):	347 to 359
Weighted average remaining term
to stated maturity (months):	358
Weighted average loan-to-value
ratio at origination:	72.38%
Weighted average gross margin:	2.599%
Weighted average rate cap at first
rate adjustment date:	5.004%
Weighted average periodic rate cap:	1.781%
Weighted average maximum lifetime
mortgage rate:	11.689%
Weighted average months to first
rate adjustment date (months):	58
Loan Index Type:
1 Year LIBOR	29.17%
6-Month LIBOR	22.31%
1 Year Treasury	48.52%

The Group I-2 Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I-2 as of the cut-off date:

Number of mortgage loans:	322
Aggregate scheduled principal
balance:	$120,498,282
Range of scheduled
principal balances:	$31,400 to $3,640,000
Average scheduled
principal balance:	$374,218
Range of mortgage rates:	4.875% to 7.375%
Weighted average mortgage rate:	6.673%
Range of remaining term to stated
maturity (months):	349 to 359
Weighted average remaining term
to stated maturity (months):	357
Weighted average loan-to-value
ratio at origination:	71.44%
Weighted average gross margin:	2.653%
Weighted average rate cap at first
rate adjustment date:	5.008%
Weighted average periodic rate cap:	1.997%
Weighted average maximum lifetime
mortgage rate:	11.681%
Weighted average months to first
rate adjustment date (months):	117
Loan Index Type:
1 Year LIBOR	18.70%
1 Year Treasury	81.30%

The Group II Mortgage Loans

The following table summarizes the approximate characteristics of the initial mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans:	874
Aggregate scheduled principal
balance:	$572,407,159
Range of scheduled
principal balances:	$135,000 to $3,000,000
Average scheduled
principal balance:	$654,928
Range of mortgage rates:	4.875% to 8.250%
Weighted average mortgage rate:	6.187%
Range of remaining term to stated
maturity (months):	351 to 480
Weighted average remaining term
to stated maturity (months):	360
Weighted average loan-to-value
ratio at origination:	73.48%
Weighted average gross margin:	2.261%
Weighted average rate cap at first
rate adjustment date:	5.003%
Weighted average periodic rate cap:	1.979%
Weighted average maximum lifetime
mortgage rate:	11.189%
Weighted average months to first
rate adjustment date (months):	108
Loan Index Type:
1 Year LIBOR	97.57%
6-Month LIBOR	2.28%
1 Year Treasury	0.15%

The Group II-1 Mortgage Loans

The following table summarizes the approximate characteristics of the initial mortgage loans in loan group II-1 as of the cut-off date:

Number of mortgage loans:	276
Aggregate scheduled principal
balance:	$182,873,903
Range of scheduled
principal balances:	$135,000 to $2,325,000
Average scheduled
principal balance:	$662,587
Range of mortgage rates:	4.875% to 8.250%
Weighted average mortgage rate:	6.076%
Range of remaining term to stated
maturity (months):	351 to 479
Weighted average remaining term
to stated maturity (months):	360
Weighted average loan-to-value
ratio at origination:	74.52%
Weighted average gross margin:	2.284%
Weighted average rate cap at first
rate adjustment date:	5.000%
Weighted average periodic rate cap:	1.937%
Weighted average maximum lifetime
mortgage rate:	11.076%
Weighted average months to first
rate adjustment date (months):	84
Loan Index Type:
1 Year LIBOR	93.19%
6-Month LIBOR	6.34%
1 Year Treasury	0.47%

The Group II-2 Mortgage Loans

The following table summarizes the approximate characteristics of the initial mortgage loans in loan group II-2 as of the cut-off date:

Number of mortgage loans:	598
Aggregate scheduled principal
balance:	$389,533,256
Range of scheduled
principal balances:	$420,000 to $3,000,000
Average scheduled
principal balance:	$651,393
Range of mortgage rates:	5.000% to 8.250%
Weighted average mortgage rate:	6.239%
Range of remaining term to stated
maturity (months):	356 to 480
Weighted average remaining term
to stated maturity (months):	360
Weighted average loan-to-value
ratio at origination:	72.99%
Weighted average gross margin:	2.250%
Weighted average rate cap at first
rate adjustment date:	5.004%
Weighted average periodic rate cap:	1.998%
Weighted average maximum lifetime
mortgage rate:	11.243%
Weighted average months to first
rate adjustment date (months):	120
Loan Index Type:
1 Year LIBOR	99.62%
6-Month LIBOR	0.38%

The first paragraph of the Risk Factor entitled “The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds” beginning on page S-20 of the prospectus supplement shall be replaced in its entirety with the following:

The rate and timing of distributions allocable to principal on the offered certificates, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time.  However, with respect to approximately 4.96% of the group I-1 mortgage loans and approximately 3.43% of the group I mortgage loans in the aggregate, a prepayment within three years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. With respect to approximately 27.26% and 42.72% of the initial group II-1 mortgage loans and initial group II-2 mortgage loans, respectively, and approximately 37.78% of the initial group II mortgage loans in the aggregate, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

The Risk Factor entitled “The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans” beginning on page S-23 of the prospectus supplement shall be replaced in its entirety with the following:

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

As of the cut-off date, approximately 50.56% and 47.01% of the group I-1 mortgage loans and group I-2 mortgage loans, respectively, and approximately 49.46% of the group I mortgage loans in the aggregate, are secured by property in the State of California.  As of the cut-off date, approximately 47.62% and 59.63% of the initial group II-1 mortgage loans and initial group II-2 mortgage loans, respectively, and approximately 55.80% of the initial group II mortgage loans in the aggregate, are secured by property in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.  Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the related non-offered certificates.

The Section entitled “The Mortgage Pool” on page S-29 of the prospectus supplement shall be replaced in its entirety with the following:

General

We have provided below and in Schedule A to this prospectus supplement information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the issuing entity. Prior to the Closing Date of May 31, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. Following the Closing Date, subsequent mortgage loans will be added to Loan Group II of the mortgage pool in accordance with the pre-funding feature described in this prospectus supplement.  The Depositor believes that the information set forth in this prospectus supplement with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted on the Closing Date as well as the subsequent mortgage loans that will be added to Loan Group II of the mortgage pool on the subsequent transfer date, although certain characteristics of the mortgage loans in the mortgage pool may vary.  If, as of the Closing Date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the Cut-off Date, which is May 1, 2007.  Unless we have otherwise indicated, any references to the mortgage loans in the aggregate, the Group II mortgage loans, the Group II-1 mortgage loans and the Group II-2 mortgage loans, refer to the initial mortgage loans and the subsequent mortgage loans included in Loan Group II, Loan Group II-1 and Loan Group II-2, respectively, as of the cut-off date. References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

The mortgage pool will include the initial mortgage loans and the subsequent mortgage loans. The initial mortgage loans will be the mortgage loans deposited into the issuing entity on the Closing Date.  The initial mortgage loans in Loan Group II-I, Loan Group II-2 and Loan Group II will be referred to in this prospectus supplement as the initial Group II-1 mortgage loans, initial Group II-2 mortgage loans and initial Group II mortgage loans, respectively.  The subsequent mortgage loans will be purchased with amounts on deposit in the Group II Pre-Funding Account described in this prospectus supplement.

All of the initial mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the Underwriter, and Master Funding LLC, a special purpose entity that was established by the Sponsor, which, in turn, acquired those mortgage loans from the Sponsor, pursuant to the Mortgage Loan Purchase Agreement. The Sponsor acquired the mortgage loans directly in privately negotiated transactions.  The Sponsor will purchase the subsequent mortgage loans in privately negotiated transactions and the Depositor will acquire those subsequent mortgage loans pursuant to a subsequent mortgage loan purchase agreement.  See “Mortgage Loan Origination—General” in this prospectus supplement.

The current and historical delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the delinquency status of the static pool information of the sponsor, Countrywide Home Loans and Wells Fargo Bank utilizes the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this prospectus supplement will use the MBA Method. See “The Mortgage Pools – Methods of Delinquency Calculation” in the base prospectus.

As of the cut-off date, no scheduled payment on any mortgage loan is more than 30 days past due and no scheduled payment on any mortgage loan has been more than 30 days past due since origination.

The mortgage pool has been divided into two principal loan groups, designated as Loan Group I and Loan Group II, as more fully described below and in Schedule A to this prospectus supplement.  The mortgage loans in Loan Group I, referred to in this prospectus supplement as the Group I mortgage loans, have been further divided into two loan groups designated as Loan Group I-1 and Loan Group I-2.  The mortgage loans in Loan Group I-1 are referred to in this prospectus supplement as the Group I-1 mortgage loans and the mortgage loans in Loan Group I-2 are referred to in this prospectus supplement as the Group I-2 mortgage loans.  The mortgage loans in Loan Group II, referred to in this prospectus supplement as the Group II mortgage loans, have been further divided into two loan groups designated as Loan Group II-1 and Loan Group II-2.  The mortgage loans in Loan Group II-1 are referred to in this prospectus supplement as the Group II-1 mortgage loans and the mortgage loans in Loan Group II-2 are referred to in this prospectus supplement as the Group II-2 mortgage loans. Each group of mortgage loans is referred to in this prospectus supplement as a Loan Group. Unless we have otherwise indicated, all references to the mortgage loans in the aggregate, Loan Group II, Loan Group II-1, Loan Group II-2, Group II mortgage loans, Group II-1 mortgage loans and Group II-2 mortgage loans refer to the initial mortgage loans and the subsequent mortgage loans included in the total mortgage pool, Loan Group II, Loan Group II-1 and Loan Group II-2, respectively, as of the cut-off date.

Loan Group I will consist of 992 first lien adjustable-rate mortgages secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $389,838,258, after application of scheduled payments due on or before the Cut-off Date whether or not received.

Loan Group II will initially consist of 874 first lien adjustable-rate mortgages secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $572,407,159, after application of scheduled payments due on or before the Cut-off Date whether or not received. It is expected that approximately 260 subsequent mortgage loans with an aggregate unpaid principal balance of approximately $174,595,023 will be acquired by the issuing entity during the Group II Pre-Funding Period with amounts on deposit in the Group II Pre-Funding Account.

All of the mortgage loans are adjustable rate mortgage loans. The interest rate borne by those mortgage loans that adjust based on One-Year LIBOR, Six-Month LIBOR and One-Year Treasury have an initial fixed-rate period of five, seven or ten years. One-Year LIBOR, Six-Month LIBOR and One-Year Treasury are each referred to herein as an Index. The interest rate borne by these mortgage loans, in each case, will be adjusted in accordance with the related note, plus (or minus) the gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

The mortgage loans are being serviced as described in “The Master Servicer and the Servicers” in this prospectus supplement.  Approximately 78.76% and 100.00% of the mortgage loans in Loan Group I-1 and Loan Group I-2, respectively, and approximately 85.33% of the Group I mortgage loans in the aggregate were originated in accordance with the guidelines described in “Mortgage Loan Origination—Wells Fargo Bank, N.A.” in this prospectus supplement. Approximately 93.66% and 100.00% of the initial Group II-1 mortgage loans and initial Group II-2 mortgage loans, respectively, and approximately 97.97% of the initial Group II mortgage loans in the aggregate, were originated by Countrywide Home Loans, Inc. in accordance with the guidelines described in “Mortgage Loan Origination—Countrywide Home Loans, Inc.” in this prospectus supplement.

All of the mortgage loans have scheduled monthly payments due on the Due Date. Certain mortgage loans contain due-on-sale clauses. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the related servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

Certain of the initial mortgage loans will have their first scheduled monthly payments due on July 1, 2007. As to those initial mortgage loans, no principal amortization payments will be distributed (unless prepayments are received thereon) until the distribution date occurring in July 2007, the month in which the first scheduled monthly payment is due. However, on the Closing Date, cash will be deposited in the Distribution Account in an amount equal to one month’s interest accrued from June 1, 2007 (at the related mortgage rates) on such mortgage loans, to be remitted by the Securities Administrator for distribution on the distribution date occurring in June 2007, the month prior to the month in which the first scheduled monthly payment is due on such initial mortgage loans.

Approximately 4.96% of the Group I-1 mortgage loans, and approximately 3.43% of the Group I mortgage loans in the aggregate, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Approximately 27.26% and 42.72% of the initial Group II-1 mortgage loans and initial Group II-2 mortgage loans, respectively, and approximately 37.78% of the initial Group II mortgage loans in the aggregate, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, such Group I mortgage loans and Group II mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within three years and five years, respectively, as provided in the related mortgage note, from the date of origination of the mortgage loan.  The Servicers will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the offered certificates. A Servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Approximately 0.28% of the Group I-1 mortgage loans, and approximately 0.19% of the Group I mortgage loans in the aggregate, are covered by a lender-paid primary mortgage insurance policy. The weighted average Lender-Paid PMI Rate for such Group I mortgage loans which are covered by a lender-paid primary mortgage insurance policy is 0.48%.

Indices on the Mortgage Loans

One-Year LIBOR. Approximately 29.17% and 18.70% of the Group I-1 mortgage loans and Group I-2 mortgage loans, respectively, and approximately 25.93% of the Group I mortgage loans in the aggregate, will adjust annually based on One-Year LIBOR.  Approximately 93.19% and 99.62% of the initial Group II-1 mortgage loans and initial Group II-2 mortgage loans, respectively, and approximately 97.57% of the initial Group II mortgage loans in the aggregate, will adjust annually based on One-Year LIBOR.  One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

One-Year LIBOR
Adjustment Date	2002	2003	2004	2005	2006	2007
January 1	2.49%	1.45%	1.48%	3.10%	4.85%	5.33%
February 1	2.43	1.38	1.37	2.98	5.15	5.43
March 1	3.00	1.28	1.34	2.55	5.38	5.24
April 1	2.63	1.36	1.81	3.81	5.29	5.22
May 1	2.59	1.21	2.08	3.78	5.38	5.30
June 1	2.28	1.19	2.47	3.76	5.50
July 1	2.09	1.16	2.46	3.90	5.69
August 1	1.90	1.44	2.30	4.22	5.54
September 1	1.73	1.45	2.44	4.13	5.41
October 1	1.64	1.24	2.49	4.68	5.30
November 1	1.73	1.48	2.54	4.74	5.34
December 1	1.45	1.60	2.96	4.82	5.27

Six-Month LIBOR. Approximately 22.31% of the Group I-1 mortgage loans, and approximately 15.41% of the Group I mortgage loans in the aggregate, will adjust semi-annually based on Six-Month LIBOR. Approximately 6.34% and 0.38% of the initial Group II-1 mortgage loans and initial Group II-2 mortgage loans, respectively, and approximately 2.28% of the initial Group II mortgage loans in the aggregate, will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	Six-Month LIBOR
Adjustment Date	2002	2003	2004	2005	2006	2007
January 1	2.03%	1.38%	1.22%	2.79%	4.71%	5.37%
February 1	2.08	1.35	1.21	2.97	4.82	5.40
March 1	2.04	1.34	1.17	3.19	4.98	5.33
April 1	2.36	1.23	1.16	3.39	5.14	5.33
May 1	2.12	1.29	1.38	3.41	5.22	5.36
June 1	2.08	1.21	1.60	3.54	5.33
July 1	1.95	1.12	1.89	3.73	5.59
August 1	1.87	1.21	1.93	3.95	5.51
September 1	1.80	1.20	1.98	4.00	5.43
October 1	1.71	1.14	2.20	4.27	5.37
November 1	1.60	1.23	2.32	4.47	5.39
December 1	1.47	1.27	2.63	4.63	5.35

One-Year U.S. Treasury. Approximately 48.52% and 81.30% of the Group I-1 mortgage loans and Group I-2 mortgage loans, respectively, approximately 58.66% of the Group I mortgage loans in the aggregate, approximately 0.47% of the initial Group II-1 mortgage loans, and approximately 0.15% of the initial Group II mortgage loans in the aggregate, will adjust annually based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519), referred to herein as the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date, which index is referred to herein as One-Year U.S. Treasury, as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

	One-Year U.S. Treasury
Adjustment Date	2002	2003	2004	2005	2006	2007
January 1	2.24%	1.46%	1.36%	2.77%	4.45%	4.99%
February 1	2.17	1.47	1.31	2.89	4.68	5.10
March 1	2.13	1.41	1.19	3.30	4.77	5.05
April 1	2.24	1.30	1.24	3.32	4.90	4.90
May 1	2.58	1.16	1.16	3.33	5.00	4.90
June 1	2.53	1.25	1.82	3.36	5.16
July 1	2.40	1.20	2.16	3.64	5.27
August 1	2.24	0.97	2.16	3.87	5.17
September 1	2.20	1.10	2.03	3.85	5.03
October 1	1.76	1.22	2.20	4.18	4.90
November 1	1.72	1.30	2.27	4.33	5.07
December 1	1.65	1.29	2.60	4.35	4.95

The Section entitled “Conveyance of Subsequent Mortgage Loans and the Group II Pre-Funding Account” on page S-35 of the prospectus supplement shall be replaced in its entirety with the following:

Conveyance of Subsequent Mortgage Loans and the Group II Pre-Funding Account

The Securities Administrator, on behalf of the issuing entity, is expected to purchase from the Depositor during the Group II Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans for Loan Group II secured by first lien adjustable-rate mortgages secured by one- to four-family residences and individual condominium units. The subsequent mortgage loans for Loan Group II will be transferred to the Trustee, on behalf of the issuing entity, pursuant to a subsequent transfer instrument between the Depositor and the Trustee, on the Group II Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans for Loan Group II on such Group II Subsequent Transfer Date, the Securities Administrator, on behalf of the issuing entity, will be required to pay to the Depositor, from amounts on deposit in the Group II Pre-Funding Account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the Group II Pre-Funding Account on the Group II Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Following the Group II Subsequent Transfer Date, the aggregate principal balance of the mortgage loans in Loan Group II will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to Loan Group II and the amount in the Group II Pre-Funding Account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans in Loan Group II sold to the issuing entity will require application of substantially all of the amounts deposited into the Group II Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments to the Group II Certificates from amounts remaining on deposit in the Group II Pre-Funding Account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Group II Pre-Funding Period. In any event, it is unlikely that the Depositor will be able to deliver subsequent mortgage loans for Loan Group II with aggregate principal balances that exactly equal the amount deposited into the Group II Pre-Funding Account on the Closing Date. The aggregate characteristics of the mortgage loans in Loan Group II may change upon the acquisition of subsequent mortgage loans. It is expected that approximately $174,595,023 in subsequent mortgage loans for Loan Group II will be transferred to the issuing entity no later than July 30, 2007.

Any conveyance of subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions, including but not limited to the following:

(a)	Each such subsequent mortgage loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement;

(b)	The Depositor will not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the certificateholders;

(c)	As of the related Subsequent Cut-off Date (as defined in the Agreement), each such subsequent mortgage loan will satisfy the following criteria:

(i)	Such subsequent mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date;

(ii)	The original term to stated maturity of such subsequent mortgage loan will not exceed 480 months;

(iii)	Each subsequent mortgage loan must be a Six-Month LIBOR, One-Year Treasury or One-Year LIBOR adjustable rate mortgage loan with a first lien on the related mortgaged property;

(iv)	No subsequent mortgage loan will have a first payment date occurring after September 1, 2007;

(v)	The latest maturity date of any subsequent mortgage loan will be no later than May 1, 2047;

(vi)	If applicable, such subsequent mortgage loan will have a credit score of not less than 600;

(vii)	Such subsequent mortgage loan will have a gross margin as of the related Subsequent Cut-Off Date ranging from approximately 1.500% per annum to approximately 5.000% per annum; and

(viii)	Such subsequent mortgage loan will have a Loan-to-Value Ratio less than or equal to 100%;

(ix)	Such subsequent mortgage loan shall have been underwritten in accordance with the guidelines of Countrywide Home Loans, Inc.; and

(x)	Such subsequent mortgage loan will have a maximum mortgage rate as of the related Subsequent Cut-Off Date greater than 9.000%.

(d)	As of the related Subsequent Cut-off Date, the subsequent mortgage loans in the aggregate will satisfy the following criteria:

(i)	Have a weighted average gross margin ranging from 2.000% to 2.500% per annum;

(ii)	Have a weighted average credit score greater than 725;

(iii)	Have no less than 75% of the mortgaged properties be owner occupied;

(iv)	Have no less than 75% of the mortgaged properties be single family detached or planned unit developments;

(v)	Have no more than 35% of the subsequent mortgage loans be cash out refinance;

(vi)	Have all of such subsequent mortgage loans with a Loan-to-Value Ratio greater than 80% be covered by Primary Insurance Policies (as defined in the prospectus);

(vii)	Have a weighted average maximum mortgage rate greater than or equal to 10.000%; and

(viii)	Be acceptable to the Rating Agencies.

Following the Group II Pre-Funding Period, an independent accountant retained by the Underwriter will provide the Underwriter with a letter stating whether or not the subsequent mortgage loans conveyed conform to the characteristics described above.

The Group II Pre-Funding Account will be established to provide the Securities Administrator, on behalf of the issuing entity, with sufficient funds to purchase subsequent mortgage loans for Loan Group II. During the Group II Pre-Funding Period, the related Group II Pre-Funded Amounts will be reduced by the amount used to purchase related subsequent mortgage loans in accordance with the Agreement. Any funds in the Group II Pre-Funding Account will be invested in permitted investments selected by the Depositor. The Group II Pre-Funding Account will not be included as an asset of any REMIC created pursuant to the Agreement.

To the extent that the Group II Pre-Funded Amount on deposit in the Group II Pre-Funding Account has not been fully applied to the purchase of subsequent mortgage loans for Loan Group II on or before July 30, 2007, the holders of the Group II Certificates will receive on the distribution date immediately following July 30, 2007, the Group II Remaining Pre-Funded Amount, in accordance with “Description of the Certificates—Distributions on the Group II Certificates” in this prospectus supplement.

Any such amount transferred to the Distribution Account for Loan Group II will be included in the related Available Funds for payment to the related certificates.

The Section entitled “Mortgage Loan Origination—General” on page S-44 of the prospectus supplement shall be replaced in its entirety with the following.

The principal originators of the mortgage loans are: Wells Fargo Bank with respect to approximately 78.76% and 100.00% of the Group I-1 mortgage loans and Group I-2 mortgage loans, respectively, and approximately 85.33% of the Group I mortgage loans in the aggregate; GreenPoint Mortgage Funding, Inc. with respect to approximately 21.24% of the Group I-1 mortgage loans, and approximately 14.67% of the Group I mortgage loans in the aggregate. Approximately 93.66% and 100.00% of the initial Group II-1 mortgage loans and initial Group II-2 mortgage loans, respectively, and approximately 97.97% of the initial Group II mortgage loans in the aggregate, were originated by Countrywide Home Loans, Inc. The remainder of the initial mortgage loans were originated by various originators, none of which have originated more than 10% of the initial mortgage loans in the aggregate.

The section entitled “Additional Information” on page S-66 of the prospectus supplement shall be replaced in its entirety with the following:

ADDITIONAL INFORMATION

The description in this prospectus supplement, including Schedule A hereto, of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Offered Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Offered Certificates are issued, as well as the subsequent mortgage loans that will be added to Loan Group II on the Group II Subsequent Transfer Date, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. If, as of the Closing Date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K.

The first paragraph of the Section entitled “Yield on the Certificates—Prepayment Considerations” on page S-85 of the prospectus supplement shall be replaced in its entirety with the following:

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time. However, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately 4.96% of the Group I-1 mortgage loans, and approximately 3.43% of the Group I mortgage loans in the aggregate, a prepayment may subject the related mortgagor to a prepayment charge. Additionally, with respect to approximately 27.26% and 42.72% of the initial Group II-1 mortgage loans and initial Group II-2 mortgage loans, respectively and approximately 37.78% of the initial Group II mortgage loans in the aggregate, a prepayment may subject the related mortgagor to a prepayment charge. All prepayment charges will be retained by the related Servicer as additional servicing compensation and will not be part of the Available Funds for such distribution date. Certain mortgage loans contain due-on-sale clauses. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the related servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The Section entitled “Pooling and Servicing Agreement—Reports to Certificateholders” on page S-176 of the prospectus supplement shall be amended by adding clause 14:

14.
with respect to Loan Group II, the amount withdrawn from the Group II Pre-Funding Account and the Group II Interest Coverage Account, respectively, on that distribution date, the amount remaining on deposit in the Group II Pre-Funding Account and in the Group II Interest Coverage Account exclusive of investment income, following such Distribution Date, and the amount withdrawn from the Group II Pre-Funding Account and used to buy any subsequent mortgage loans in Loan Group II prior to such Distribution Date.

Schedule A beginning of page A-1 of the prospectus supplement shall be replaced in its entirety with the following:

SCHEDULE A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   The description in this supplement to the prospectus supplement of the mortgage loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Scheduled Principal Balances of the mortgage loans as of the Cut-off Date.  All percentages in this Schedule A with respect to the Group II mortgage loans, the Group II-1 mortgage loans and the Group II-2 mortgage loans, refer to the initial mortgage loans included in Loan Group II, Loan Group II-1 and Loan Group II-2, respectively, as of the cut-off date, and do not include the subsequent mortgage loans. Prior to the issuance of the Certificates, mortgage loans may be removed as a result of (i) principal prepayments thereof in full prior to May 1, 2007, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise.  In any such event, other mortgage loans may be included in the issuing entity.  The Depositor believes that the estimated information set forth in this supplement to the prospectus supplement with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the mortgage loans may vary. In addition, subsequent mortgage loans may be acquired by the trust during the Pre-Funding Period, provided that such subsequent mortgage loans satisfy the requirements described in this supplement to the prospectus supplement.  The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of subsequent mortgage loans.

   Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the mortgage loans may decrease the Scheduled Principal Balance of the mortgage loans as of the Cut-off Date as set forth in this prospectus supplement by as much as five percent (5%).  Accordingly, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease by as much as five percent (5%) from amounts shown on the front cover of this prospectus supplement.

Principal Balances of the Mortgage Loans at Origination in Loan Group I

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	32	$2,614,197	0.67%
100,001	-	200,000	229	35,774,165	9.18
200,001	-	300,000	233	57,911,079	14.86
300,001	-	350,000	71	22,899,989	5.87
350,001	-	400,000	78	29,033,484	7.45
400,001	-	450,000	64	27,528,593	7.06
450,001	-	500,000	60	28,754,529	7.38
500,001	-	550,000	37	19,472,627	5.00
550,001	-	600,000	38	21,932,959	5.63
600,001	-	650,000	31	19,500,130	5.00
650,001	-	700,000	21	13,955,769	3.58
700,001	-	800,000	33	24,713,310	6.34
800,001	-	900,000	12	10,217,897	2.62
900,001	-	1,000,000	16	15,643,049	4.01
1,000,001	-	1,100,000	3	3,173,091	0.81
1,100,001	-	1,200,000	3	3,465,000	0.89
1,200,001	-	1,300,000	6	7,508,036	1.93
1,300,001	-	1,400,000	5	6,815,000	1.75
1,400,001	-	1,500,000	4	5,975,000	1.53
1,500,001	or	greater	16	32,950,353	8.45
Total			992	$389,838,258	100.00%

Minimum Original Principal Balance:				$31,400
Maximum Original Principal Balance:				$3,640,000
Average Original Principal Balance:				$393,757

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group I

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	32	$2,614,197	0.67%
100,001	-	200,000	230	35,925,703	9.22
200,001	-	300,000	234	58,309,415	14.96
300,001	-	350,000	71	23,049,460	5.91
350,001	-	400,000	76	28,334,138	7.27
400,001	-	450,000	65	27,943,593	7.17
450,001	-	500,000	60	28,754,529	7.38
500,001	-	550,000	37	19,472,627	5.00
550,001	-	600,000	38	21,932,959	5.63
600,001	-	650,000	32	20,140,817	5.17
650,001	-	700,000	20	13,540,769	3.47
700,001	-	800,000	32	24,072,622	6.18
800,001	-	900,000	12	10,217,897	2.62
900,001	-	1,000,000	16	15,643,049	4.01
1,000,001	-	1,100,000	3	3,173,091	0.81
1,100,001	-	1,200,000	3	3,465,000	0.89
1,200,001	-	1,300,000	6	7,508,036	1.93
1,300,001	-	1,400,000	5	6,815,000	1.75
1,400,001	-	1,500,000	4	5,975,000	1.53
1,500,001	or	greater	16	32,950,353	8.45
Total			992	$389,838,258	100.00%

Minimum Scheduled Principal Balance:				$31,400
Maximum Scheduled Principal Balance:				$3,640,000
Average Scheduled Principal Balance:				$392,982

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group I

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
4.750	-	4.999	3	$937,430	0.24%
5.250	-	5.499	1	699,900	0.18
5.500	-	5.749	10	4,379,949	1.12
5.750	-	5.999	35	18,200,951	4.67
6.000	-	6.249	83	38,621,421	9.91
6.250	-	6.499	219	92,180,322	23.65
6.500	-	6.749	256	103,436,876	26.53
6.750	-	6.999	222	85,828,659	22.02
7.000	-	7.249	88	22,751,749	5.84
7.250	-	7.499	48	13,845,392	3.55
7.500	-	7.749	23	7,852,079	2.01
7.750	-	7.999	2	714,515	0.18
8.000	-	8.249	1	240,000	0.06
8.250	-	8.499	1	149,015	0.04
Total			992	$389,838,258	100.00%

Minimum Mortgage Rate:				4.875%
Maximum Mortgage Rate:				8.250%
Weighted Average Mortgage Rate:				6.535%

Original Loan-to-Value Ratios* in Loan Group I

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	10	$6,087,733	1.56%
30.01	-	40.00	22	9,269,893	2.38
40.01	-	50.00	28	11,321,184	2.90
50.01	-	55.00	27	11,856,122	3.04
55.01	-	60.00	49	24,811,209	6.36
60.01	-	65.00	56	33,571,709	8.61
65.01	-	70.00	73	39,851,426	10.22
70.01	-	75.00	103	46,676,229	11.97
75.01	-	80.00	520	179,319,916	46.00
80.01	-	85.00	11	2,589,361	0.66
85.01	-	90.00	60	15,491,357	3.97
90.01	-	95.00	29	7,972,135	2.04
95.01	-	100.00	4	1,019,986	0.26
Total			992	$389,838,258	100.00%

Weighted Average Original Loan-to-Value:				72.09%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group I

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	4	$815,024	0.21%
Alaska	1	139,740	0.04
Arizona	44	12,620,366	3.24
Arkansas	1	302,000	0.08
California	397	192,818,969	49.46
Colorado	36	12,838,008	3.29
Connecticut	6	1,896,609	0.49
Delaware	1	205,544	0.05
District of Columbia	5	1,798,444	0.46
Florida	78	28,024,192	7.19
Georgia	21	4,444,959	1.14
Hawaii	10	6,403,753	1.64
Idaho	2	487,763	0.13
Illinois	22	6,713,126	1.72
Indiana	4	780,317	0.20
Iowa	1	84,646	0.02
Kansas	6	950,520	0.24
Kentucky	2	303,381	0.08
Louisiana	2	400,000	0.10
Maryland	21	6,616,455	1.70
Massachusetts	15	5,762,691	1.48
Michigan	4	819,400	0.21
Minnesota	16	3,336,299	0.86
Mississippi	1	95,949	0.02
Missouri	3	1,339,574	0.34
Montana	1	746,250	0.19
Nebraska	3	408,792	0.10
Nevada	38	10,395,306	2.67
New Hampshire	1	363,375	0.09
New Jersey	24	11,517,595	2.95
New Mexico	2	166,510	0.04
New York	50	29,705,100	7.62
North Carolina	23	5,679,438	1.46
Ohio	1	50,400	0.01
Oklahoma	2	284,941	0.07
Oregon	31	6,490,885	1.67
Pennsylvania	5	825,071	0.21
South Carolina	12	3,849,757	0.99
Tennessee	3	410,193	0.11
Texas	12	3,648,689	0.94
Utah	12	3,463,561	0.89
Vermont	2	747,480	0.19
Virginia	24	9,974,984	2.56
Washington	37	10,247,673	2.63
West Virginia	2	408,800	0.10
Wisconsin	4	455,729	0.12
Total	992	$389,838,258	100.00%

*No more than approximately 1.10% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group I

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
620	-	639	1	$127,310	0.03%
640	-	659	2	324,112	0.08
660	-	679	22	7,693,121	1.97
680	-	699	170	70,065,232	17.97
700	-	719	200	67,062,921	17.20
720	-	739	167	69,407,781	17.80
740	-	759	151	63,704,911	16.34
760	-	779	138	53,954,013	13.84
780	-	799	99	38,454,252	9.86
800	-	819	42	19,044,606	4.89
Total			992	$389,838,258	100.00%

Non-Zero Weighted Average Credit Score:				736

Property Types of the Mortgage Properties in Loan Group I

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	89	$38,783,753	9.95%
CO-OP	1	549,900	0.14
Condominium	197	65,666,566	16.84
PUD	79	32,326,846	8.29
Single Family	621	251,229,596	64.44
Townhouse	5	1,281,597	0.33
Total	992	$389,838,258	100.00%

Occupancy Status of Mortgage Properties in Loan Group I

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	456	$131,744,329	33.79%
Owner Occupied	476	227,266,274	58.30
Second Home	60	30,827,655	7.91
Total	992	$389,838,258	100.00%

Loan Purpose of the Mortgage Loans in Loan Group I

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	304	$136,520,636	35.02%
Purchase	477	165,658,355	42.49
Rate/Term Refinance	211	87,659,268	22.49
Total	992	$389,838,258	100.00%

Documentation Type of the Mortgage Loans in Loan Group I

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	269	$87,291,029	22.39%
Limited	5	768,420	0.20
No Income/No Asset	51	15,094,913	3.87
No Ratio	92	30,238,227	7.76
Stated Income	372	178,842,151	45.88
Stated/Stated	203	77,603,519	19.91
Total	992	$389,838,258	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group I

Original Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	992	$389,838,258	100.00%
Total	992	$389,838,258	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		360
Weighted Average Orig. Term to Stated Mat. (Mths):		360

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group I

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	992	$389,838,258	100.00%
Total			992	$389,838,258	100.00%

Minimum Remaining Term to Stated Maturity (Mths):				347
Maximum Remaining Term to Stated Maturity (Mths):				359
Weighted Average Rem. Term to Stated Mat. (Mths):				358

Index of the Mortgage Loans in Loan Group I

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	606	$228,664,083	58.66%
1 YR Libor	277	101,093,223	25.93
6 Mo Libor	109	60,080,952	15.41
Total	992	$389,838,258	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	109	$60,080,952	15.41%
12 Months	883	329,757,306	84.59
Total	992	$389,838,258	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group I

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
46	-	48	1	$239,584	0.06%
52	-	54	17	5,500,888	1.41
55	-	57	208	82,085,651	21.06
58	-	60	444	181,513,854	46.56
109	-	111	3	2,215,183	0.57
112	-	114	6	2,778,251	0.71
115	-	117	97	44,363,115	11.38
118	-	120	216	71,141,733	18.25
Total			992	$389,838,258	100.00%

Weighted Average Months to Next Rate Adjustment :				76

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group I
Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
9.751	-	10.000	3	$937,430	0.24%
10.251	-	10.500	3	701,720	0.18
10.501	-	10.750	8	3,346,091	0.86
10.751	-	11.000	43	20,284,392	5.20
11.001	-	11.250	108	47,497,138	12.18
11.251	-	11.500	241	88,909,683	22.81
11.501	-	11.750	223	90,731,291	23.27
11.751	-	12.000	195	70,025,682	17.96
12.001	-	12.250	77	25,639,620	6.58
12.251	-	12.500	60	26,389,539	6.77
12.501	-	12.750	24	13,151,106	3.37
12.751	-	13.000	5	1,749,850	0.45
13.001	-	13.250	1	149,015	0.04
13.251	-	13.500	1	325,700	0.08
Total			992	$389,838,258	100.00%

Weighted Average Maximum Mortgage Rate:				11.687%

Periodic Rate Cap of the Mortgage Loans in Loan Group I

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	106	$59,419,606	15.24%
2.000	886	330,418,652	84.76
Total	992	$389,838,258	100.00%

Non-Zero Weighted Average Periodic Rate Cap:		1.848%

Initial Rate Cap of the Mortgage Loans in Loan Group I

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	987	$387,893,313	99.50%
6.000	5	1,944,945	0.50
Total	992	$389,838,258	100.00%

Non-Zero Weighted Average Initial Rate Cap:		5.005%

Gross Margin of the Mortgage Loans in Loan Group I

Gross Margins (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001	-	2.500	294	$105,532,742	27.07%
2.501	-	3.000	696	283,562,816	72.74
3.001	-	3.500	2	742,700	0.19
Total			992	$389,838,258	100.00%

Weighted Average Gross Margin:				2.616%

Interest Only Feature of the Mortgage Loans in Loan Group I
Interest Only Feature	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	133	$43,618,148	11.19%
5 Years	308	112,726,705	28.92
10 Years	551	233,493,405	59.89
Total	992	$389,838,258	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group I
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	966	$376,477,815	96.57%
12 Months	13	8,766,303	2.25
36 Months	13	4,594,140	1.18
Total	992	$389,838,258	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group I-1

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	14	$1,115,157	0.41%
100,001	-	200,000	144	22,506,067	8.36
200,001	-	300,000	165	40,700,197	15.11
300,001	-	350,000	40	12,861,212	4.78
350,001	-	400,000	51	18,990,897	7.05
400,001	-	450,000	46	19,829,759	7.36
450,001	-	500,000	39	18,652,024	6.93
500,001	-	550,000	31	16,275,603	6.04
550,001	-	600,000	31	17,849,069	6.63
600,001	-	650,000	23	14,471,301	5.37
650,001	-	700,000	16	10,867,834	4.03
700,001	-	800,000	25	18,800,243	6.98
800,001	-	900,000	10	8,499,208	3.16
900,001	-	1,000,000	12	11,771,924	4.37
1,000,001	-	1,100,000	2	2,101,091	0.78
1,100,001	-	1,200,000	2	2,275,000	0.84
1,200,001	-	1,300,000	4	4,948,036	1.84
1,300,001	-	1,400,000	3	4,100,000	1.52
1,400,001	-	1,500,000	2	2,975,000	1.10
1,500,001	or	greater	10	19,750,353	7.33
Total			670	$269,339,976	100.00%

Minimum Original Principal Balance:				$46,872
Maximum Original Principal Balance:				$2,470,000
Average Original Principal Balance:				$402,418

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group I-1

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	14	$1,115,157	0.41%
100,001	-	200,000	145	22,657,605	8.41
200,001	-	300,000	165	40,822,330	15.16
300,001	-	350,000	40	12,936,888	4.80
350,001	-	400,000	50	18,641,551	6.92
400,001	-	450,000	46	19,829,759	7.36
450,001	-	500,000	39	18,652,024	6.93
500,001	-	550,000	31	16,275,603	6.04
550,001	-	600,000	31	17,849,069	6.63
600,001	-	650,000	23	14,471,301	5.37
650,001	-	700,000	16	10,867,834	4.03
700,001	-	800,000	25	18,800,243	6.98
800,001	-	900,000	10	8,499,208	3.16
900,001	-	1,000,000	12	11,771,924	4.37
1,000,001	-	1,100,000	2	2,101,091	0.78
1,100,001	-	1,200,000	2	2,275,000	0.84
1,200,001	-	1,300,000	4	4,948,036	1.84
1,300,001	-	1,400,000	3	4,100,000	1.52
1,400,001	-	1,500,000	2	2,975,000	1.10
1,500,001	or	greater	10	19,750,353	7.33
Total			670	$269,339,976	100.00%

Minimum Scheduled Principal Balance:				$46,872
Maximum Scheduled Principal Balance:				$2,464,000
Average Scheduled Principal Balance:				$402,000

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group I-1

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
4.750	-	4.999	1	$298,632	0.11%
5.250	-	5.499	1	699,900	0.26
5.500	-	5.749	10	4,379,949	1.63
5.750	-	5.999	32	16,763,016	6.22
6.000	-	6.249	77	34,792,371	12.92
6.250	-	6.499	185	76,069,272	28.24
6.500	-	6.749	160	65,377,348	24.27
6.750	-	6.999	116	44,406,928	16.49
7.000	-	7.249	35	9,395,906	3.49
7.250	-	7.499	26	8,201,044	3.04
7.500	-	7.749	23	7,852,079	2.92
7.750	-	7.999	2	714,515	0.27
8.000	-	8.249	1	240,000	0.09
8.250	-	8.499	1	149,015	0.06
Total			670	$269,339,976	100.00%

Minimum Mortgage Rate:				4.875%
Maximum Mortgage Rate:				8.250%
Weighted Average Mortgage Rate:				6.473%

Original Loan-to-Value Ratios* in Loan Group I-1

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	5	$3,556,282	1.32%
30.01	-	40.00	19	8,452,568	3.14
40.01	-	50.00	22	10,066,469	3.74
50.01	-	55.00	14	6,035,142	2.24
55.01	-	60.00	26	13,649,579	5.07
60.01	-	65.00	34	17,861,997	6.63
65.01	-	70.00	46	25,326,948	9.40
70.01	-	75.00	72	33,271,108	12.35
75.01	-	80.00	372	133,779,568	49.67
80.01	-	85.00	9	2,040,711	0.76
85.01	-	90.00	31	9,331,728	3.46
90.01	-	95.00	19	5,576,250	2.07
95.01	-	100.00	1	391,626	0.15
Total			670	$269,339,976	100.00%

Weighted Average Original Loan-to-Value:				72.38%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group I-1

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	1	$116,800	0.04%
Alaska	1	139,740	0.05
Arizona	25	7,779,040	2.89
Arkansas	1	302,000	0.11
California	273	136,177,271	50.56
Colorado	18	6,187,872	2.30
Connecticut	5	1,690,817	0.63
Delaware	1	205,544	0.08
District of Columbia	5	1,798,444	0.67
Florida	49	17,444,894	6.48
Georgia	16	3,680,509	1.37
Hawaii	6	3,218,813	1.20
Idaho	2	487,763	0.18
Illinois	14	4,429,290	1.64
Indiana	2	369,700	0.14
Iowa	1	84,646	0.03
Kansas	3	498,427	0.19
Kentucky	1	205,945	0.08
Louisiana	2	400,000	0.15
Maryland	20	6,316,468	2.35
Massachusetts	10	4,195,918	1.56
Michigan	3	685,800	0.25
Minnesota	9	1,748,440	0.65
Missouri	3	1,339,574	0.50
Montana	1	746,250	0.28
Nebraska	1	170,154	0.06
Nevada	31	8,574,778	3.18
New Jersey	15	8,075,100	3.00
New Mexico	1	100,000	0.04
New York	31	18,533,664	6.88
North Carolina	14	4,334,851	1.61
Ohio	1	50,400	0.02
Oklahoma	1	155,160	0.06
Oregon	25	5,104,617	1.90
South Carolina	5	1,982,723	0.74
Tennessee	2	338,624	0.13
Texas	8	2,835,931	1.05
Utah	9	2,208,607	0.82
Vermont	1	199,480	0.07
Virginia	19	7,770,487	2.89
Washington	29	7,903,835	2.93
West Virginia	2	408,800	0.15
Wisconsin	3	342,800	0.13
Total	670	$269,339,976	100.00%

*No more than approximately 1.22% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group I-1

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
620	-	639	1	$127,310	0.05%
640	-	659	2	324,112	0.12
660	-	679	18	4,890,371	1.82
680	-	699	117	48,762,241	18.10
700	-	719	124	39,558,481	14.69
720	-	739	104	45,258,343	16.80
740	-	759	100	44,984,808	16.70
760	-	779	96	40,339,541	14.98
780	-	799	74	32,249,110	11.97
800	-	819	34	12,845,660	4.77
Total			670	$269,339,976	100.00%

Non-Zero Weighted Average Credit Score:				738

Property Types of the Mortgage Properties in Loan Group I-1

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	56	$25,656,497	9.53%
CO-OP	1	549,900	0.20
Condominium	137	46,865,284	17.40
PUD	65	27,783,676	10.32
Single Family	407	167,663,786	62.25
Townhouse	4	820,834	0.30
Total	670	$269,339,976	100.00%

Occupancy Status of Mortgage Properties in Loan Group I-1

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	273	$80,264,450	29.80%
Owner Occupied	357	171,725,766	63.76
Second Home	40	17,349,760	6.44
Total	670	$269,339,976	100.00%

Loan Purpose of the Mortgage Loans in Loan Group I-1

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	206	$91,186,598	33.86%
Purchase	316	115,818,722	43.00
Rate/Term Refinance	148	62,334,655	23.14
Total	670	$269,339,976	100.00%

Documentation Type of the Mortgage Loans in Loan Group I-1

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	201	$69,370,792	25.76%
Limited	2	370,351	0.14
No Income/No Asset	30	9,766,527	3.63
No Ratio	44	14,419,586	5.35
Stated Income	256	121,727,906	45.19
Stated/Stated	137	53,684,813	19.93
Total	670	$269,339,976	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group I-1

Original Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	670	$269,339,976	100.00%
Total	670	$269,339,976	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		360
Weighted Average Orig. Term to Stated Mat. (Mths):		360

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group I-1

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	670	$269,339,976	100.00%
Total			670	$269,339,976	100.00%

Minimum Remaining Term to Stated Maturity (Mths):				347
Maximum Remaining Term to Stated Maturity (Mths):				359
Weighted Average Rem. Term to Stated Mat. (Mths):				358

Index of the Mortgage Loans in Loan Group I-1

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	356	$130,693,468	48.52%
1 YR Libor	205	78,565,556	29.17
6 Mo Libor	109	60,080,952	22.31
Total	670	$269,339,976	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I-1

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	109	$60,080,952	22.31%
12 Months	561	209,259,024	77.69
Total	670	$269,339,976	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group I-1

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
46	-	48	1	$239,584	0.09%
52	-	54	17	5,500,888	2.04
55	-	57	208	82,085,651	30.48
58	-	60	444	181,513,854	67.39
Total			670	$269,339,976	100.00%

Weighted Average Months to Next Rate Adjustment :				58

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group I-1
Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
9.751	-	10.000	1	$298,632	0.11%
10.251	-	10.500	3	701,720	0.26
10.501	-	10.750	8	3,346,091	1.24
10.751	-	11.000	35	15,294,762	5.68
11.001	-	11.250	95	40,344,067	14.98
11.251	-	11.500	178	63,487,536	23.57
11.501	-	11.750	125	52,010,552	19.31
11.751	-	12.000	98	37,367,863	13.87
12.001	-	12.250	41	16,371,576	6.08
12.251	-	12.500	56	25,661,506	9.53
12.501	-	12.750	23	12,231,106	4.54
12.751	-	13.000	5	1,749,850	0.65
13.001	-	13.250	1	149,015	0.06
13.251	-	13.500	1	325,700	0.12
Total			670	$269,339,976	100.00%

Weighted Average Maximum Mortgage Rate:				11.689%

Periodic Rate Cap of the Mortgage Loans in Loan Group I-1

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	105	$59,056,006	21.93%
2.000	565	210,283,970	78.07
Total	670	$269,339,976	100.00%

Non Zero Weighted Average Periodic Rate Cap:		1.781%

Initial Rate Cap of the Mortgage Loans in Loan Group I-1

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	666	$268,315,030	99.62%
6.000	4	1,024,945	0.38
Total	670	$269,339,976	100.00%

Non Zero Weighted Average Initial Rate Cap:		5.004%

Gross Margin of the Mortgage Loans in Loan Group I-1

Gross Margins (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001	-	2.500	219	$82,109,105	30.49%
2.501	-	3.000	449	186,488,171	69.24
3.001	-	3.500	2	742,700	0.28
Total			670	$269,339,976	100.00%

Weighted Average Gross Margin:				2.599%

Interest Only Feature of the Mortgage Loans in Loan Group I-1
Interest Only Feature	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	83	$31,221,912	11.59%
5 Years	308	112,726,705	41.85
10 Years	279	125,391,359	46.56
Total	670	$269,339,976	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group I-1
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	644	$255,979,533	95.04%
12 Months	13	8,766,303	3.25
36 Months	13	4,594,140	1.71
Total	670	$269,339,976	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group I-2

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	18	$1,499,040	1.24%
100,001	-	200,000	85	13,268,098	11.01
200,001	-	300,000	68	17,210,881	14.28
300,001	-	350,000	31	10,038,777	8.33
350,001	-	400,000	27	10,042,587	8.33
400,001	-	450,000	18	7,698,834	6.39
450,001	-	500,000	21	10,102,505	8.38
500,001	-	550,000	6	3,197,024	2.65
550,001	-	600,000	7	4,083,890	3.39
600,001	-	650,000	8	5,028,829	4.17
650,001	-	700,000	5	3,087,935	2.56
700,001	-	800,000	8	5,913,067	4.91
800,001	-	900,000	2	1,718,690	1.43
900,001	-	1,000,000	4	3,871,126	3.21
1,000,001	-	1,100,000	1	1,072,000	0.89
1,100,001	-	1,200,000	1	1,190,000	0.99
1,200,001	-	1,300,000	2	2,560,000	2.12
1,300,001	-	1,400,000	2	2,715,000	2.25
1,400,001	-	1,500,000	2	3,000,000	2.49
1,500,001	or	greater	6	13,200,000	10.95
Total			322	$120,498,282	100.00%

Minimum Original Principal Balance:				$31,400
Maximum Original Principal Balance:				$3,640,000
Average Original Principal Balance:				$375,734

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group I-2

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0	-	100,000	18	$1,499,040	1.24%
100,001	-	200,000	85	13,268,098	11.01
200,001	-	300,000	69	17,487,085	14.51
300,001	-	350,000	31	10,112,572	8.39
350,001	-	400,000	26	9,692,587	8.04
400,001	-	450,000	19	8,113,834	6.73
450,001	-	500,000	21	10,102,505	8.38
500,001	-	550,000	6	3,197,024	2.65
550,001	-	600,000	7	4,083,890	3.39
600,001	-	650,000	9	5,669,516	4.71
650,001	-	700,000	4	2,672,935	2.22
700,001	-	800,000	7	5,272,379	4.38
800,001	-	900,000	2	1,718,690	1.43
900,001	-	1,000,000	4	3,871,126	3.21
1,000,001	-	1,100,000	1	1,072,000	0.89
1,100,001	-	1,200,000	1	1,190,000	0.99
1,200,001	-	1,300,000	2	2,560,000	2.12
1,300,001	-	1,400,000	2	2,715,000	2.25
1,400,001	-	1,500,000	2	3,000,000	2.49
1,500,001	or	greater	6	13,200,000	10.95
Total			322	$120,498,282	100.00%

Minimum Scheduled Principal Balance:				$31,400
Maximum Scheduled Principal Balance:				$3,640,000
Average Scheduled Principal Balance:				$374,218

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group I-2

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
4.750	-	4.999	2	$638,798	0.53%
5.750	-	5.999	3	1,437,935	1.19
6.000	-	6.249	6	3,829,050	3.18
6.250	-	6.499	34	16,111,049	13.37
6.500	-	6.749	96	38,059,528	31.59
6.750	-	6.999	106	41,421,731	34.38
7.000	-	7.249	53	13,355,843	11.08
7.250	-	7.499	22	5,644,348	4.68
Total			322	$120,498,282	100.00%

Minimum Mortgage Rate:				4.875%
Maximum Mortgage Rate:				7.375%
Weighted Average Mortgage Rate:				6.673%

Original Loan-to-Value Ratios* in Loan Group I-2

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	5	$2,531,450	2.10%
30.01	-	40.00	3	817,325	0.68
40.01	-	50.00	6	1,254,714	1.04
50.01	-	55.00	13	5,820,980	4.83
55.01	-	60.00	23	11,161,630	9.26
60.01	-	65.00	22	15,709,713	13.04
65.01	-	70.00	27	14,524,478	12.05
70.01	-	75.00	31	13,405,120	11.12
75.01	-	80.00	148	45,540,348	37.79
80.01	-	85.00	2	548,650	0.46
85.01	-	90.00	29	6,159,629	5.11
90.01	-	95.00	10	2,395,885	1.99
95.01	-	100.00	3	628,360	0.52
Total			322	$120,498,282	100.00%

Weighted Average Original Loan-to-Value:				71.44%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group I-2

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	3	$698,224	0.58%
Arizona	19	4,841,326	4.02
California	124	56,641,698	47.01
Colorado	18	6,650,136	5.52
Connecticut	1	205,792	0.17
Florida	29	10,579,298	8.78
Georgia	5	764,450	0.63
Hawaii	4	3,184,940	2.64
Illinois	8	2,283,835	1.90
Indiana	2	410,618	0.34
Kansas	3	452,094	0.38
Kentucky	1	97,436	0.08
Maryland	1	299,988	0.25
Massachusetts	5	1,566,773	1.30
Michigan	1	133,600	0.11
Minnesota	7	1,587,859	1.32
Mississippi	1	95,949	0.08
Nebraska	2	238,637	0.20
Nevada	7	1,820,528	1.51
New Hampshire	1	363,375	0.30
New Jersey	9	3,442,495	2.86
New Mexico	1	66,510	0.06
New York	19	11,171,437	9.27
North Carolina	9	1,344,587	1.12
Oklahoma	1	129,781	0.11
Oregon	6	1,386,268	1.15
Pennsylvania	5	825,071	0.68
South Carolina	7	1,867,035	1.55
Tennessee	1	71,569	0.06
Texas	4	812,757	0.67
Utah	3	1,254,954	1.04
Vermont	1	548,000	0.45
Virginia	5	2,204,497	1.83
Washington	8	2,343,838	1.95
Wisconsin	1	112,929	0.09
Total	322	$120,498,282	100.00%

*No more than approximately 3.29% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group I-2

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
660	-	679	4	$2,802,750	2.33%
680	-	699	53	21,302,991	17.68
700	-	719	76	27,504,440	22.83
720	-	739	63	24,149,438	20.04
740	-	759	51	18,720,104	15.54
760	-	779	42	13,614,472	11.30
780	-	799	25	6,205,141	5.15
800	-	819	8	6,198,946	5.14
Total			322	$120,498,282	100.00%

Non-Zero Weighted Average Credit Score:				731

Property Types of the Mortgage Properties in Loan Group I-2

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	33	$13,127,256	10.89%
Condominium	60	18,801,282	15.60
PUD	14	4,543,170	3.77
Single Family	214	83,565,810	69.35
Townhouse	1	460,763	0.38
Total	322	$120,498,282	100.00%

Occupancy Status of Mortgage Properties in Loan Group I-2

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	183	$51,479,879	42.72%
Owner Occupied	119	55,540,508	46.09
Second Home	20	13,477,895	11.19
Total	322	$120,498,282	100.00%

Loan Purpose of the Mortgage Loans in Loan Group I-2

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	98	$45,334,038	37.62%
Purchase	161	49,839,632	41.36
Rate/Term Refinance	63	25,324,612	21.02
Total	322	$120,498,282	100.00%

Documentation Type of the Mortgage Loans in Loan Group I-2

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	68	$17,920,237	14.87%
Limited	3	398,069	0.33
No Income/No Asset	21	5,328,386	4.42
No Ratio	48	15,818,641	13.13
Stated Income	116	57,114,245	47.40
Stated/Stated	66	23,918,706	19.85
Total	322	$120,498,282	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group I-2

Original Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	322	$120,498,282	100.00%
Total	322	$120,498,282	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		360
Weighted Average Orig. Term to Stated Mat. (Mths):		360

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group I-2

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	322	$120,498,282	100.00%
Total			322	$120,498,282	100.00%

Minimum Remaining Term to Stated Maturity (Mths):				349
Maximum Remaining Term to Stated Maturity (Mths):				359
Weighted Average Rem. Term to Stated Mat. (Mths):				357

Index of the Mortgage Loans in Loan Group I-2

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	250	$97,970,615	81.30%
1 YR Libor	72	22,527,667	18.70
Total	322	$120,498,282	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I-2

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
12 Months	322	$120,498,282	100.00%
Total	322	$120,498,282	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group I-2

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
109	-	111	3	$2,215,183	1.84%
112	-	114	6	2,778,251	2.31
115	-	117	97	44,363,115	36.82
118	-	120	216	71,141,733	59.04
Total			322	$120,498,282	100.00%

Weighted Average Months to Next Rate Adjustment :				117

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group I-2
Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
9.751	-	10.000	2	$638,798	0.53%
10.751	-	11.000	8	4,989,630	4.14
11.001	-	11.250	13	7,153,071	5.94
11.251	-	11.500	63	25,422,147	21.10
11.501	-	11.750	98	38,720,740	32.13
11.751	-	12.000	97	32,657,819	27.10
12.001	-	12.250	36	9,268,044	7.69
12.251	-	12.500	4	728,033	0.60
12.501	-	12.750	1	920,000	0.76
Total			322	$120,498,282	100.00%

Weighted Average Maximum Mortgage Rate:				11.681%

Periodic Rate Cap of the Mortgage Loans in Loan Group I-2

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	1	$363,600	0.30%
2.000	321	120,134,682	99.70
Total	322	$120,498,282	100.00%

Non Zero Weighted Average Periodic Rate Cap:		1.997%

Initial Rate Cap of the Mortgage Loans in Loan Group I-2
Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	321	$119,578,282	99.24%
6.000	1	920,000	0.76
Total	322	$120,498,282	100.00%

Non Zero Weighted Average Initial Rate Cap:		5.008%

Gross Margin of the Mortgage Loans in Loan Group I-2

Gross Margins (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001	-	2.500	75	$23,423,637	19.44%
2.501	-	3.000	247	97,074,645	80.56
Total			322	$120,498,282	100.00%

Weighted Average Gross Margin:				2.653%

Interest Only Feature of the Mortgage Loans in Loan Group I-2
Interest Only Feature	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	50	$12,396,237	10.29%
10 Years	272	108,102,046	89.71
Total	322	$120,498,282	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group I-2
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	322	$120,498,282	100.00%
Total	322	$120,498,282	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group II

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
200,001	-	300,000	1	$273,750	0.05%
300,001	-	350,000	1	329,800	0.06
400,001	-	450,000	85	36,827,399	6.43
450,001	-	500,000	180	86,143,219	15.05
500,001	-	550,000	123	64,584,068	11.28
550,001	-	600,000	95	54,736,692	9.56
600,001	-	650,000	106	66,937,542	11.69
650,001	-	700,000	44	29,706,378	5.19
700,001	-	800,000	78	58,507,980	10.22
800,001	-	900,000	46	39,379,997	6.88
900,001	-	1,000,000	68	66,117,134	11.55
1,000,001	-	1,100,000	11	11,772,390	2.06
1,100,001	-	1,200,000	4	4,678,874	0.82
1,200,001	-	1,300,000	7	8,855,300	1.55
1,300,001	-	1,400,000	9	12,281,155	2.15
1,400,001	-	1,500,000	4	5,920,000	1.03
1,500,001	or	greater	12	25,355,482	4.43
Total			874	$572,407,159	100.00%

Minimum Original Principal Balance:				$273,750
Maximum Original Principal Balance:				$3,000,000
Average Original Principal Balance:				$655,336

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
100,001	-	200,000	1	$135,000	0.02%
200,001	-	300,000	1	273,750	0.05
300,001	-	350,000	1	329,800	0.06
400,001	-	450,000	84	36,692,399	6.41
450,001	-	500,000	181	86,642,823	15.14
500,001	-	550,000	123	64,632,946	11.29
550,001	-	600,000	94	54,188,211	9.47
600,001	-	650,000	106	66,937,542	11.69
650,001	-	700,000	44	29,706,378	5.19
700,001	-	800,000	78	58,507,980	10.22
800,001	-	900,000	46	39,379,997	6.88
900,001	-	1,000,000	68	66,117,134	11.55
1,000,001	-	1,100,000	11	11,772,390	2.06
1,100,001	-	1,200,000	4	4,678,874	0.82
1,200,001	-	1,300,000	7	8,855,300	1.55
1,300,001	-	1,400,000	9	12,281,155	2.15
1,400,001	-	1,500,000	4	5,920,000	1.03
1,500,001	or	greater	12	25,355,482	4.43
Total			874	$572,407,159	100.00%

Minimum Scheduled Principal Balance:				$135,000
Maximum Scheduled Principal Balance:				$3,000,000
Average Scheduled Principal Balance:				$654,928

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
4.750	-	4.999	1	$999,797	0.17%
5.000	-	5.249	9	5,874,754	1.03
5.250	-	5.499	5	3,921,500	0.69
5.500	-	5.749	47	29,871,426	5.22
5.750	-	5.999	135	91,861,595	16.05
6.000	-	6.249	205	140,128,235	24.48
6.250	-	6.499	305	190,674,312	33.31
6.500	-	6.749	106	70,970,821	12.40
6.750	-	6.999	45	29,014,236	5.07
7.000	-	7.249	5	2,527,600	0.44
7.250	-	7.499	3	1,916,600	0.33
7.500	-	7.749	2	1,260,000	0.22
8.250	-	8.499	6	3,386,284	0.59
Total			874	$572,407,159	100.00%

Minimum Mortgage Rate:				4.875%
Maximum Mortgage Rate:				8.250%
Weighted Average Mortgage Rate:				6.187%

Original Loan-to-Value Ratios* in Loan Group II

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	1	$1,283,300	0.22%
30.01	-	40.00	8	6,544,200	1.14
40.01	-	50.00	19	13,968,217	2.44
50.01	-	55.00	20	14,331,539	2.50
55.01	-	60.00	32	23,401,299	4.09
60.01	-	65.00	45	31,185,333	5.45
65.01	-	70.00	103	69,633,673	12.17
70.01	-	75.00	106	71,631,274	12.51
75.01	-	80.00	533	336,532,247	58.79
80.01	-	85.00	4	2,301,691	0.40
85.01	-	90.00	1	573,750	0.10
90.01	-	95.00	2	1,020,636	0.18
Total			874	$572,407,159	100.00%

Weighted Average Original Loan-to-Value:				73.48%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group II

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	14	$11,364,679	1.99%
Arkansas	1	574,557	0.10
California	496	319,381,355	55.80
Colorado	15	10,375,101	1.81
Connecticut	17	14,426,750	2.52
District of Columbia	5	2,987,900	0.52
Florida	44	26,865,700	4.69
Georgia	8	5,647,317	0.99
Hawaii	5	6,380,000	1.11
Idaho	6	3,053,060	0.53
Illinois	15	11,203,751	1.96
Indiana	3	2,604,075	0.45
Kentucky	1	489,946	0.09
Maryland	15	9,352,723	1.63
Massachusetts	18	11,644,932	2.03
Michigan	5	3,160,481	0.55
Minnesota	5	2,611,771	0.46
Missouri	3	2,203,127	0.38
Montana	1	475,000	0.08
Nebraska	1	507,945	0.09
Nevada	24	14,931,573	2.61
New Hampshire	2	1,182,500	0.21
New Jersey	33	18,721,620	3.27
New Mexico	1	512,000	0.09
New York	21	15,638,624	2.73
North Carolina	8	5,162,183	0.90
Ohio	2	1,010,000	0.18
Oregon	8	5,663,980	0.99
Pennsylvania	2	1,272,000	0.22
South Carolina	7	7,353,999	1.28
Tennessee	1	450,000	0.08
Texas	9	5,353,069	0.94
Utah	8	5,260,996	0.92
Virginia	27	15,437,157	2.70
Washington	41	27,515,287	4.81
Wisconsin	2	1,632,000	0.29
Total	874	$572,407,159	100.00%

*No more than approximately 0.90% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
660	-	679	32	$18,102,388	3.16%
680	-	699	52	30,971,522	5.41
700	-	719	146	90,199,472	15.76
720	-	739	146	94,017,257	16.42
740	-	759	151	104,030,863	18.17
760	-	779	172	115,076,430	20.10
780	-	799	125	87,850,640	15.35
800	-	819	48	30,060,588	5.25
820	-	839	2	2,098,000	0.37
Total			874	$572,407,159	100.00%

Non-Zero Weighted Average Credit Score:				748

Property Types of the Mortgage Properties in Loan Group II

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	8	$5,530,900	0.97%
CO-OP	2	1,144,000	0.20
Condominium	97	62,271,689	10.88
PUD	231	152,290,012	26.61
Single Family	536	351,170,559	61.35
Total	874	$572,407,159	100.00%

Occupancy Status of Mortgage Properties in Loan Group II

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Owner Occupied	824	$533,993,164	93.29%
Second Home	50	38,413,995	6.71
Total	874	$572,407,159	100.00%

Loan Purpose of the Mortgage Loans in Loan Group II

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	211	$124,016,561	21.67%
Purchase	406	285,857,621	49.94
Rate/Term Refinance	257	162,532,977	28.39
Total	874	$572,407,159	100.00%

Documentation Type of the Mortgage Loans in Loan Group II

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	343	$239,722,528	41.88%
Preferred	514	323,030,421	56.43
Stated Income	11	5,603,060	0.98
Streamline	6	4,051,150	0.71
Total	874	$572,407,159	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II

Original Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	870	$570,028,071	99.58%
480	4	2,379,088	0.42
Total	874	$572,407,159	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		480
Weighted Average Orig. Term to Stated Mat. (Mths):		360

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	206	$146,447,916	25.58%
360	-	360	664	423,580,155	74.00
361	or	greater	4	2,379,088	0.42
Total			874	$572,407,159	100.00%

Minimum Remaining Term to Stated Maturity (Mths):				351
Maximum Remaining Term to Stated Maturity (Mths):				480
Weighted Average Rem. Term to Stated Mat. (Mths):				360

Index of the Mortgage Loans in Loan Group II

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	1	$855,127	0.15%
1 YR Libor	855	558,480,022	97.57
6 Mo Libor	18	13,072,010	2.28
Total	874	$572,407,159	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group II

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	18	$13,072,010	2.28%
12 Months	856	559,335,150	97.72
Total	874	$572,407,159	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
73	-	75	1	$971,337	0.17%
79	-	81	6	3,813,705	0.67
82	-	84	201	131,775,121	23.02
85	-	87	68	46,313,741	8.09
115	-	117	4	3,222,016	0.56
118	-	120	556	361,783,987	63.20
121	+		38	24,527,253	4.28
Total			874	$572,407,159	100.00%

Weighted Average Months to Next Rate Adjustment :				108

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II
Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
9.751	-	10.000	8	$5,492,141	0.96%
10.001	-	10.250	6	4,618,310	0.81
10.251	-	10.500	26	16,700,960	2.92
10.501	-	10.750	60	39,511,876	6.90
10.751	-	11.000	190	131,517,541	22.98
11.001	-	11.250	277	176,985,258	30.92
11.251	-	11.500	206	134,647,758	23.52
11.501	-	11.750	67	40,464,936	7.07
11.751	-	12.000	21	14,576,145	2.55
12.001	-	12.250	2	994,600	0.17
12.251	-	12.500	3	2,211,600	0.39
12.501	-	12.750	2	1,299,750	0.23
13.001	-	13.250	6	3,386,284	0.59
Total			874	$572,407,159	100.00%

Weighted Average Maximum Mortgage Rate:				11.189%

Periodic Rate Cap of the Mortgage Loans in Loan Group II

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	17	$12,222,760	2.14%
2.000	857	560,184,399	97.86
Total	874	$572,407,159	100.00%

Non Zero Weighted Average Periodic Rate Cap:		1.979%

Initial Rate Cap of the Mortgage Loans in Loan Group II
Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	872	$570,935,410	99.74%
6.000	2	1,471,749	0.26
Total	874	$572,407,159	100.00%

Non Zero Weighted Average Initial Rate Cap:		5.003%

Gross Margin of the Mortgage Loans in Loan Group II

Gross Margins (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001	-	2.500	857	$559,951,772	97.82%
2.501	-	3.000	17	12,455,388	2.18
Total			874	$572,407,159	100.00%

Weighted Average Gross Margin:				2.261%

Interest Only Feature of the Mortgage Loans in Loan Group II
Interest Only Feature	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	62	$39,801,691	6.95%
7 Years	54	37,529,377	6.56
10 Years	758	495,076,092	86.49
Total	874	$572,407,159	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	541	$356,143,250	62.22%
6 Months	2	1,102,500	0.19
12 Months	175	113,350,793	19.80
36 Months	97	63,920,933	11.17
60 Months	59	37,889,683	6.62
Total	874	$572,407,159	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group II-1

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
200,001	-	300,000	1	$273,750	0.15%
300,001	-	350,000	1	329,800	0.18
400,001	-	450,000	25	10,621,512	5.81
450,001	-	500,000	66	31,502,957	17.23
500,001	-	550,000	35	18,269,037	9.99
550,001	-	600,000	28	16,173,482	8.84
600,001	-	650,000	27	17,129,826	9.37
650,001	-	700,000	10	6,694,287	3.66
700,001	-	800,000	26	19,370,841	10.59
800,001	-	900,000	14	12,015,697	6.57
900,001	-	1,000,000	25	24,372,809	13.33
1,000,001	-	1,100,000	3	3,214,750	1.76
1,100,001	-	1,200,000	1	1,146,500	0.63
1,200,001	-	1,300,000	2	2,565,000	1.40
1,300,001	-	1,400,000	7	9,531,155	5.21
1,400,001	-	1,500,000	1	1,500,000	0.82
1,500,001	or	greater	4	8,162,500	4.46
Total			276	$182,873,903	100.00%

Minimum Original Principal Balance:				$273,750
Maximum Original Principal Balance:				$2,325,000
Average Original Principal Balance:				$663,820

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II-1

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
100,001	-	200,000	1	$135,000	0.07%
200,001	-	300,000	1	273,750	0.15
300,001	-	350,000	1	329,800	0.18
400,001	-	450,000	24	10,486,512	5.73
450,001	-	500,000	67	32,002,560	17.50
500,001	-	550,000	35	18,317,915	10.02
550,001	-	600,000	27	15,625,001	8.54
600,001	-	650,000	27	17,129,826	9.37
650,001	-	700,000	10	6,694,287	3.66
700,001	-	800,000	26	19,370,841	10.59
800,001	-	900,000	14	12,015,697	6.57
900,001	-	1,000,000	25	24,372,809	13.33
1,000,001	-	1,100,000	3	3,214,750	1.76
1,100,001	-	1,200,000	1	1,146,500	0.63
1,200,001	-	1,300,000	2	2,565,000	1.40
1,300,001	-	1,400,000	7	9,531,155	5.21
1,400,001	-	1,500,000	1	1,500,000	0.82
1,500,001	or	greater	4	8,162,500	4.46
Total			276	$182,873,903	100.00%

Minimum Scheduled Principal Balance:				$135,000
Maximum Scheduled Principal Balance:				$2,325,000
Average Scheduled Principal Balance:				$662,587

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II-1

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
4.750	-	4.999	1	$999,797	0.55%
5.000	-	5.249	7	4,352,814	2.38
5.250	-	5.499	5	3,921,500	2.14
5.500	-	5.749	26	15,234,239	8.33
5.750	-	5.999	60	41,925,528	22.93
6.000	-	6.249	64	43,858,235	23.98
6.250	-	6.499	74	47,223,509	25.82
6.500	-	6.749	25	17,645,760	9.65
6.750	-	6.999	9	4,744,236	2.59
7.000	-	7.249	1	462,000	0.25
7.250	-	7.499	2	1,465,000	0.80
8.250	-	8.499	2	1,041,284	0.57
Total			276	$182,873,903	100.00%

Minimum Mortgage Rate:				4.875%
Maximum Mortgage Rate:				8.250%
Weighted Average Mortgage Rate:				6.076%

Original Loan-to-Value Ratios* in Loan Group II-1

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
30.01	-	40.00	2	$2,389,000	1.31%
40.01	-	50.00	3	2,689,888	1.47
50.01	-	55.00	5	3,841,100	2.10
55.01	-	60.00	6	4,830,300	2.64
60.01	-	65.00	14	8,517,085	4.66
65.01	-	70.00	33	23,827,495	13.03
70.01	-	75.00	29	21,374,024	11.69
75.01	-	80.00	181	113,752,762	62.20
80.01	-	85.00	1	603,500	0.33
85.01	-	90.00	1	573,750	0.31
90.01	-	95.00	1	475,000	0.26
Total			276	$182,873,903	100.00%

Weighted Average Original Loan-to-Value:				74.52%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group II-1

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	8	$6,642,679	3.63%
Arkansas	1	574,557	0.31
California	132	87,092,847	47.62
Colorado	4	2,676,676	1.46
Connecticut	7	6,866,250	3.75
District of Columbia	3	1,863,900	1.02
Florida	12	6,926,154	3.79
Georgia	3	1,979,500	1.08
Illinois	8	6,586,205	3.60
Maryland	4	2,124,087	1.16
Massachusetts	7	4,700,500	2.57
Michigan	2	974,481	0.53
Minnesota	1	462,500	0.25
Missouri	2	1,503,127	0.82
Nevada	13	7,929,759	4.34
New Hampshire	1	575,000	0.31
New Jersey	8	3,856,167	2.11
New Mexico	1	512,000	0.28
New York	6	4,183,904	2.29
North Carolina	4	2,795,863	1.53
Ohio	1	490,000	0.27
Oregon	2	1,539,950	0.84
Pennsylvania	2	1,272,000	0.70
South Carolina	1	480,000	0.26
Texas	4	2,262,500	1.24
Virginia	13	7,608,749	4.16
Washington	25	17,402,549	9.52
Wisconsin	1	992,000	0.54
Total	276	$182,873,903	100.00%

*No more than approximately 1.71% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II-1

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
660	-	679	11	$6,278,170	3.43%
680	-	699	9	5,338,600	2.92
700	-	719	44	27,955,104	15.29
720	-	739	49	32,771,807	17.92
740	-	759	44	31,905,451	17.45
760	-	779	64	43,047,214	23.54
780	-	799	42	27,304,918	14.93
800	-	819	13	8,272,640	4.52
Total			276	$182,873,903	100.00%

Non-Zero Weighted Average Credit Score:				748

Property Types of the Mortgage Properties in Loan Group II-1

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	3	$1,996,500	1.09%
CO-OP	2	1,144,000	0.63
Condominium	30	17,174,403	9.39
PUD	89	63,249,500	34.59
Single Family	152	99,309,500	54.30
Total	276	$182,873,903	100.00%

Occupancy Status of Mortgage Properties in Loan Group II-1

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Owner Occupied	260	$172,234,997	94.18%
Second Home	16	10,638,906	5.82
Total	276	$182,873,903	100.00%

Loan Purpose of the Mortgage Loans in Loan Group II-1

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	56	$32,776,878	17.92%
Purchase	147	102,959,468	56.30
Rate/Term Refinance	73	47,137,558	25.78
Total	276	$182,873,903	100.00%

Documentation Type of the Mortgage Loans in Loan Group II-1

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	105	$75,220,660	41.13%
Preferred	159	100,658,183	55.04
Stated Income	11	5,603,060	3.06
Streamline	1	1,392,000	0.76
Total	276	$182,873,903	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II-1

Original Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	275	$182,273,903	99.67%
480	1	600,000	0.33
Total	276	$182,873,903	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		480
Weighted Average Orig. Term to Stated Mat. (Mths):		360

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II-1

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	70	$48,267,147	26.39%
360	-	360	205	134,006,756	73.28
361	or	greater	1	600,000	0.33
Total			276	$182,873,903	100.00%

Minimum Remaining Term to Stated Maturity (Mths):				351
Maximum Remaining Term to Stated Maturity (Mths):				479
Weighted Average Rem. Term to Stated Mat. (Mths):				360

Index of the Mortgage Loans in Loan Group II-1

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	1	$855,127	0.47%
1 YR Libor	259	170,418,516	93.19
6 Mo Libor	16	11,600,260	6.34
Total	276	$182,873,903	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group II-1

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	16	$11,600,260	6.34%
12 Months	260	171,273,643	93.66
Total	276	$182,873,903	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II-1

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
73	-	75	1	$971,337	0.53%
79	-	81	6	3,813,705	2.09
82	-	84	201	131,775,121	72.06
85	-	87	68	46,313,741	25.33
Total			276	$182,873,903	100.00%

Weighted Average Months to Next Rate Adjustment :				84

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II-1
Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
9.751	-	10.000	6	$3,970,201	2.17%
10.001	-	10.250	6	4,618,310	2.53
10.251	-	10.500	15	9,137,935	5.00
10.501	-	10.750	30	18,871,983	10.32
10.751	-	11.000	71	50,474,119	27.60
11.001	-	11.250	72	45,983,476	25.14
11.251	-	11.500	55	37,713,179	20.62
11.501	-	11.750	15	8,587,935	4.70
11.751	-	12.000	2	1,010,481	0.55
12.001	-	12.250	1	465,000	0.25
12.251	-	12.500	1	1,000,000	0.55
13.001	-	13.250	2	1,041,284	0.57
Total			276	$182,873,903	100.00%

Weighted Average Maximum Mortgage Rate:				11.076%

Periodic Rate Cap of the Mortgage Loans in Loan Group II-1

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	16	$11,600,260	6.34%
2.000	260	171,273,643	93.66
Total	276	$182,873,903	100.00%

Non Zero Weighted Average Periodic Rate Cap:		1.937%

Initial Rate Cap of the Mortgage Loans in Loan Group II-1

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	276	$182,873,903	100.00%
Total	276	$182,873,903	100.00%

Non Zero Weighted Average Initial Rate Cap:		5.000%

Gross Margin of the Mortgage Loans in Loan Group II-1

Gross Margins (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001	-	2.500	259	$170,418,516	93.19%
2.501	-	3.000	17	12,455,388	6.81
Total			276	$182,873,903	100.00%

Weighted Average Gross Margin:				2.284%

Interest Only Feature of the Mortgage Loans in Loan Group II-1
Interest Only Feature	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	20	$12,201,278	6.67%
7 Years	54	37,529,377	20.52
10 Years	202	133,143,248	72.81
Total	276	$182,873,903	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II-1
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	202	$133,029,704	72.74%
12 Months	56	36,181,949	19.79
36 Months	10	7,826,750	4.28
60 Months	8	5,835,500	3.19
Total	276	$182,873,903	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group II-2

Original Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
400,001	-	450,000	60	$26,205,887	6.73%
450,001	-	500,000	114	54,640,262	14.03
500,001	-	550,000	88	46,315,031	11.89
550,001	-	600,000	67	38,563,210	9.90
600,001	-	650,000	79	49,807,716	12.79
650,001	-	700,000	34	23,012,091	5.91
700,001	-	800,000	52	39,137,139	10.05
800,001	-	900,000	32	27,364,300	7.02
900,001	-	1,000,000	43	41,744,325	10.72
1,000,001	-	1,100,000	8	8,557,640	2.20
1,100,001	-	1,200,000	3	3,532,374	0.91
1,200,001	-	1,300,000	5	6,290,300	1.61
1,300,001	-	1,400,000	2	2,750,000	0.71
1,400,001	-	1,500,000	3	4,420,000	1.13
1,500,001	or	greater	8	17,192,982	4.41
Total			598	$389,533,256	100.00%

Minimum Original Principal Balance:				$420,000
Maximum Original Principal Balance:				$3,000,000
Average Original Principal Balance:				$651,420

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II-2

Scheduled Principal Balance ($)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
400,001	-	450,000	60	$26,205,887	6.73%
450,001	-	500,000	114	54,640,262	14.03
500,001	-	550,000	88	46,315,031	11.89
550,001	-	600,000	67	38,563,210	9.90
600,001	-	650,000	79	49,807,716	12.79
650,001	-	700,000	34	23,012,091	5.91
700,001	-	800,000	52	39,137,139	10.05
800,001	-	900,000	32	27,364,300	7.02
900,001	-	1,000,000	43	41,744,325	10.72
1,000,001	-	1,100,000	8	8,557,640	2.20
1,100,001	-	1,200,000	3	3,532,374	0.91
1,200,001	-	1,300,000	5	6,290,300	1.61
1,300,001	-	1,400,000	2	2,750,000	0.71
1,400,001	-	1,500,000	3	4,420,000	1.13
1,500,001	or	greater	8	17,192,982	4.41
Total			598	$389,533,256	100.00%

Minimum Scheduled Principal Balance:				$420,000
Maximum Scheduled Principal Balance:				$3,000,000
Average Scheduled Principal Balance:				$651,393

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II-2

Mortgage Interest Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	-	5.249	2	$1,521,940	0.39%
5.500	-	5.749	21	14,637,187	3.76
5.750	-	5.999	75	49,936,067	12.82
6.000	-	6.249	141	96,269,999	24.71
6.250	-	6.499	231	143,450,802	36.83
6.500	-	6.749	81	53,325,061	13.69
6.750	-	6.999	36	24,270,000	6.23
7.000	-	7.249	4	2,065,600	0.53
7.250	-	7.499	1	451,600	0.12
7.500	-	7.749	2	1,260,000	0.32
8.250	-	8.499	4	2,345,000	0.60
Total			598	$389,533,256	100.00%

Minimum Mortgage Rate:				5.000%
Maximum Mortgage Rate:				8.250%
Weighted Average Mortgage Rate:				6.239%

Original Loan-to-Value Ratios* in Loan Group II-2

Loan-to-Value Ratios (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00	-	30.00	1	$1,283,300	0.33%
30.01		40.00	6	4,155,200	1.07
40.01	-	50.00	16	11,278,329	2.90
50.01	-	55.00	15	10,490,439	2.69
55.01	-	60.00	26	18,570,999	4.77
60.01	-	65.00	31	22,668,249	5.82
65.01	-	70.00	70	45,806,178	11.76
70.01	-	75.00	77	50,257,250	12.90
75.01	-	80.00	352	222,779,485	57.19
85.01	-	90.00	3	1,698,191	0.44
90.01	-	95.00	1	545,636	0.14
Total			598	$389,533,256	100.00%

Weighted Average Original Loan-to-Value:				72.99%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group II-2

Geographic Distribution	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	6	$4,722,000	1.21%
California	364	232,288,508	59.63
Colorado	11	7,698,425	1.98
Connecticut	10	7,560,500	1.94
District of Columbia	2	1,124,000	0.29
Florida	32	19,939,547	5.12
Georgia	5	3,667,817	0.94
Hawaii	5	6,380,000	1.64
Idaho	6	3,053,060	0.78
Illinois	7	4,617,545	1.19
Indiana	3	2,604,075	0.67
Kentucky	1	489,946	0.13
Maryland	11	7,228,636	1.86
Massachusetts	11	6,944,432	1.78
Michigan	3	2,186,000	0.56
Minnesota	4	2,149,271	0.55
Missouri	1	700,000	0.18
Montana	1	475,000	0.12
Nebraska	1	507,945	0.13
Nevada	11	7,001,815	1.80
New Hampshire	1	607,500	0.16
New Jersey	25	14,865,453	3.82
New York	15	11,454,720	2.94
North Carolina	4	2,366,320	0.61
Ohio	1	520,000	0.13
Oregon	6	4,124,030	1.06
South Carolina	6	6,873,999	1.76
Tennessee	1	450,000	0.12
Texas	5	3,090,569	0.79
Utah	8	5,260,996	1.35
Virginia	14	7,828,408	2.01
Washington	16	10,112,739	2.60
Wisconsin	1	640,000	0.16
Total	598	$389,533,256	100.00%

*No more than approximately 1.08% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II-2

Range of Credit Scores			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
660	-	679	21	$11,824,218	3.04%
680	-	699	43	25,632,922	6.58
700	-	719	102	62,244,368	15.98
720	-	739	97	61,245,451	15.72
740	-	759	107	72,125,412	18.52
760	-	779	108	72,029,217	18.49
780	-	799	83	60,545,722	15.54
800	-	819	35	21,787,948	5.59
820	-	839	2	2,098,000	0.54
Total			598	$389,533,256	100.00%

Non-Zero Weighted Average Credit Score:				747

Property Types of the Mortgage Properties in Loan Group II-2

Property Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	5	$3,534,400	0.91%
Condominium	67	45,097,286	11.58
PUD	142	89,040,511	22.86
Single Family	384	251,861,059	64.66
Total	598	$389,533,256	100.00%

Occupancy Status of Mortgage Properties in Loan Group II-2

Occupancy Status	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Owner Occupied	564	$361,758,167	92.87%
Second Home	34	27,775,089	7.13
Total	598	$389,533,256	100.00%

Loan Purpose of the Mortgage Loans in Loan Group II-2

Loan Purpose	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	155	$91,239,684	23.42%
Purchase	259	182,898,153	46.95
Rate/Term Refinance	184	115,395,419	29.62
Total	598	$389,533,256	100.00%

Documentation Type of the Mortgage Loans in Loan Group II-2

Documentation Type	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full/Alternative	238	$164,501,868	42.23%
Preferred	355	222,372,238	57.09
Streamline	5	2,659,150	0.68
Total	598	$389,533,256	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II-2

Original Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	595	$387,754,168	99.54%
480	3	1,779,088	0.46
Total	598	$389,533,256	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		480
Weighted Average Orig. Term to Stated Mat. (Mths):		361

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II-2

Stated Remaining Term (Months)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300	-	359	136	$98,180,769	25.20%
360	-	360	459	289,573,399	74.34
361	or	greater	3	1,779,088	0.46
Total			598	$389,533,256	100.00%

Minimum Remaining Term to Stated Maturity (Mths):				356
Maximum Remaining Term to Stated Maturity (Mths):				480
Weighted Average Rem. Term to Stated Mat. (Mths):				360

Index of the Mortgage Loans in Loan Group II-2

Index	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Libor	596	$388,061,507	99.62%
6 Mo Libor	2	1,471,749	0.38
Total	598	$389,533,256	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group II-2

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	2	$1,471,749	0.38%
12 Months	596	388,061,507	99.62
Total	598	$389,533,256	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II-2

Months to Next Rate Adjustment			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
115	-	117	4	$3,222,016	0.83%
118	-	120	556	361,783,987	92.88
121	or	greater	38	24,527,253	6.30
Total			598	$389,533,256	100.00%

Weighted Average Months to Next Rate Adjustment :				120

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II-2
Maximum Mortgage Rates (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
9.751	-	10.000	2	$1,521,940	0.39%
10.251	-	10.500	11	7,563,025	1.94
10.501	-	10.750	30	20,639,893	5.30
10.751	-	11.000	119	81,043,422	20.81
11.001	-	11.250	205	131,001,782	33.63
11.251	-	11.500	151	96,934,579	24.88
11.501	-	11.750	52	31,877,001	8.18
11.751	-	12.000	19	13,565,664	3.48
12.001	-	12.250	1	529,600	0.14
12.251	-	12.500	2	1,211,600	0.31
12.501	-	12.750	2	1,299,750	0.33
13.001	-	13.250	4	2,345,000	0.60
Total			598	$389,533,256	100.00%

Weighted Average Maximum Mortgage Rate:				11.243%

Periodic Rate Cap of the Mortgage Loans in Loan Group II-2

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	1	$622,500	0.16%
2.000	597	388,910,756	99.84
Total	598	$389,533,256	100.00%

Non Zero Weighted Average Periodic Rate Cap:		1.998%

Initial Rate Cap of the Mortgage Loans in Loan Group II-2
Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	596	$388,061,507	99.62%
6.000	2	1,471,749	0.38
Total	598	$389,533,256	100.00%

Non Zero Weighted Average Initial Rate Cap:		5.004%

Gross Margin of the Mortgage Loans in Loan Group II-2

Gross Margins (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001	-	2.500	598	$389,533,256	100.00%
Total			598	$389,533,256	100.00%

Weighted Average Gross Margin:				2.250%

Interest Only Feature of the Mortgage Loans in Loan Group II-2
Interest Only Feature	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	42	$27,600,412	7.09%
10 Years	556	361,932,844	92.91
Total	598	$389,533,256	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II-2
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Scheduled Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	339	$223,113,546	57.28%
6 Months	2	1,102,500	0.28
12 Months	119	77,168,844	19.81
36 Months	87	56,094,183	14.40
60 Months	51	32,054,183	8.23
Total	598	$389,533,256	100.00%

_____________________________

This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

Until 90 days after the date of this supplement, all dealers effecting transactions in the certificates offered hereby, whether or not participating in this distribution, may be required to deliver a supplement, prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a supplement, prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Bear, Stearns & Co. Inc.

The date of this supplement is June 14, 2007